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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Defiance, Inc. 1998 Stock Option Plan for the registration of 500,000 shares of its common stock of our report dated August 5, 1998 with respect to the consolidated financial statements of Defiance, Inc. included in its Annual Report on Form 10-K for the year ended June 30, 1998, filed with the Securities and Exchange Commission.



                                                   Ernst & Young LLP
Cleveland, Ohio
November 2, 1998